Exhibit h(9)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (the “Manager”), and MassMutual Premier Funds, a Massachusetts business trust (the “Trust”), effective as of the 1st day of March, 2006.

WHEREAS, the Trust is an open-end diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MassMutual Premier Money Market Fund, MassMutual Premier Short-Duration Bond Fund, MassMutual Premier Core Bond Fund, MassMutual Premier Diversified Bond Fund, MassMutual Premier Strategic Income Fund, MassMutual Premier Balanced Fund, MassMutual Premier Enhanced Index Value Fund, MassMutual Premier Enhanced Index Value Fund II, MassMutual Premier Enhanced Index Core Equity Fund, MassMutual Premier Main Street Fund, MassMutual Premier Capital Appreciation Fund, MassMutual Premier Core Growth Fund, MassMutual Premier Enhanced Index Growth Fund, MassMutual Premier Small Capitalization Value Fund, MassMutual Premier Small Company Opportunities Fund, MassMutual Premier Global Fund and MassMutual Premier International Equity Fund (the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the Commission as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1.	Expense Limitation

The Manager agrees to expense waivers and/or cap the fees and expenses of each Fund (other than extraordinary litigation and legal expenses, or other non-recurring or unusual expenses) at the following amounts through February 28, 2007. This agreement cannot be terminated unilaterally by the Manager.

MassMutual Premier Money Market Fund

	Expense Cap	Waiver
Class N shares	1.07%	0.18%
Class A shares	0.77%	0.18%
Class L sharea	0.52%	0.18%
Class Y shares	0.55%
Class S shares	0.45%

MassMutual Premier Short-Duration Bond Fund

	Expense Cap	Waiver
Class N shares	1.22%	0.07%
Class A shares	0.92%	0.07%
Class L sharea	0.67%	0.07%
Class Y shares	0.59%
Class S shares	0.54%

MassMutual Premier Core Bond Fund

	Expense Cap	Waiver
Class N shares	1.28%	0.08%
Class A shares	0.96%	0.08%
Class L shares	0.71%	0.08%
Class Y shares	0.64%
Class S shares	0.59%

MassMutual Premier Diversified Bond Fund

	Expense Cap	Waiver
Class N shares	1.29%	0.15%
Class A shares	0.99%	0.15%
Class L shares	0.75%	0.15%
Class Y shares	0.74%
Class S shares	0.69%

MassMutual Premier Strategic Income Fund

Expense Cap
Class N shares	1.38%
Class A shares	1.16%
Class L shares	0.89%
Class Y shares	0.76%
Class S shares	0.71%

MassMutual Premier Balanced Fund

Expense Cap
Class N shares	1.47%
Class A shares	1.16%
Class L shares	0.91%
Class Y shares	0.76%
Class S shares	0.60%]

MassMutual Premier Enhanced Index Value Fund

Expense Cap
Class N shares	1.40%
Class A shares	1.09%
Class L shares	0.84%
Class Y shares	0.69%
Class S shares	0.59%

MassMutual Premier Enhanced Index Value Fund II

Expense Cap
Class N shares	1.40%
Class A shares	1.09%
Class L shares	0.84%
Class Y shares	0.69%
Class S shares	0.59%

MassMutual Premier Enhanced Index Core Equity Fund

Expense Cap
Class N shares	1.40%
Class A shares	1.09%
Class L shares	0.84%
Class Y shares	0.69%
Class S shares	0.59%

MassMutual Premier Main Street Fund

Expense Cap
Class N shares	1.53%
Class A shares	1.23%
Class L shares	0.93%
Class Y shares	0.83%
Class S shares	0.60%

MassMutual Premier Capital Appreciation Fund

Expense Cap
Class N shares	1.46%
Class A shares	1.09%
Class L shares	0.97%
Class Y shares	0.82%
Class S shares	0.71%

MassMutual Premier Core Growth Fund

Expense Cap
Class N shares	1.50%
Class A shares	1.20%
Class L shares	0.95%
Class Y shares	0.80%
Class S shares	0.75%

MassMutual Premier Enhanced Index Growth Fund

Expense Cap
Class N shares	1.40%
Class A shares	1.09%
Class L shares	0.84%
Class Y shares	0.69%
Class S shares	0.59%

MassMutual Premier Small Capitalization Value Fund

Expense Cap
Class N shares	1.60%
Class A shares	1.30%
Class L shares	1.05%
Class Y shares	0.90%
Class S shares	0.85%

MassMutual Premier Small Company Opportunities Fund

Expense Cap
Class N shares	1.49%
Class A shares	1.14%
Class L shares	0.89%
Class Y shares	0.79%
Class S shares	0.69%

MassMutual Premier Global Fund

Expense Cap
Class N shares	1.52%
Class A shares	1.43%
Class L shares	1.14%
Class Y shares	1.03%
Class S shares	0.89%

MassMutual Premier International Equity Fund

Expense Cap
Class N shares	1.82%
Class A shares	1.52%
Class L shares	1.27%
Class Y shares	1.12%
Class S shares	1.09%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 27th day of February, 2006.

MASSACHUSETTS MUTUAL LIFE

INSURANCE COMPANY

By: /s/James S. Collins

James S. Collins, Vice President and Actuary

MASSMUTUAL PREMIER FUNDS

on behalf of each of the Funds

By: /s/Kevin M. McClintock

Kevin M. McClintock, President